SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Central Federal Bancshares, Inc.

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April 26, 2017
Dear Fellow Shareholder:
We recently mailed you proxy materials in connection with our upcoming Annual Meeting of Shareholders to be held on Tuesday, May 16, 2017. The meeting is being held so that you may vote on the election of two directors to serve three-year terms ending in 2020, approval of the Central Federal Bancshares, Inc. 2017 Equity Incentive Plan, and ratification of Michael Trokey & Company, P.C. as our independent accounting firm for 2017.
According to our records, we have not yet received your vote. Your vote is very important, regardless of the number of shares you own.
Please take a moment to VOTE your shares by completing and returning your proxy card in the envelope provided. You can also vote on the internet by following the instructions in your proxy materials. Please disregard this letter if you have already voted your shares.
Thank you for your cooperation and support.
Sincerely,
William A. Stoltz
President and Chief Executive Officer
PLEASE VOTE BY SUBMITTING YOUR PROXY CARD TODAY!